Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT AND LENDER JOINDER AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND LENDER JOINDER AGREEMENT (this “Amendment”) dated as of August 22, 2016 (the “First Amendment Effective Date”) is entered into among FleetCor Technologies Operating Company, LLC, a Georgia limited liability company (the “Company”), FLEETCOR TECHNOLOGIES, INC., a Delaware corporation (the “Parent”), the Designated Borrowers party hereto (including FleetCor Luxembourg Holding2, a société à responsabilité limitée, incorporated under the laws of the Grand-Duchy of Luxembourg, with a share capital of EUR 143,775,650, having its registered office at 5, rue Guillaume Kroll, L-1882 Luxembourg and registered with the Registre de Commerce et des Sociétés, Luxembourg under number B 121.980), the other Guarantors party hereto, the Lenders party hereto and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), L/C Issuer and Swing Line Lender. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below) as amended hereby.

RECITALS

WHEREAS pursuant to that certain Credit Agreement dated as of October 24, 2014 (as amended, modified, supplemented, increased or extended from time to time, the “Credit Agreement”) among the Company, the Parent, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and the Administrative Agent, the Lenders have agreed to provide the Borrowers with the credit facilities provided for therein; and

WHEREAS, pursuant to Section 2.02(f) of the Credit Agreement, the Company has requested that each of the Lenders identified on Schedule 1 attached hereto (the “Incremental Term Loan Lenders”) provide a portion of an Incremental Term A Loan in the aggregate principal amount of $600,000,000 to the Company; and
WHEREAS, each Incremental Term Loan Lender has agreed to provide a portion of such Incremental Term A Loan on the terms and conditions set forth herein and to become an “Incremental Term Loan Lender” under the Credit Agreement in connection therewith;

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Establishment of Incremental Term Loan. Subject to the terms and conditions set forth herein, a new term loan in the original principal amount of $600,000,000 (herein the “Incremental Term Loan”) is hereby established as an Incremental Term A Loan pursuant to Section 2.02(f)(ii) of the Credit Agreement. In furtherance thereof:

(a)    Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Term Loan Lender severally agrees to make its portion of the Incremental Term Loan in a single advance to the Company in Dollars on the date hereof in the amount of its respective Incremental Term Loan Commitment set forth on Schedule 1 attached hereto; provided that, after giving effect to such advances, the Outstanding Amount of the Incremental Term Loan shall not exceed the aggregate amount of the Incremental Term Loan Commitments of the Incremental Term Loan Lenders. The Incremental Term Loan Commitment and Applicable Percentage for each of the Incremental Term Loan Lenders with respect to the Incremental Term Loan as of the date hereof shall be as set forth on Schedule 1 attached hereto. The existing Schedule 2.01 to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule 1 attached hereto.

(b)    The Applicable Rate with respect to the Incremental Term Loan shall be the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.02(a) of the Credit Agreement:

Pricing Tier	Consolidated Leverage Ratio	Eurocurrency Rate Loans	Base Rate Loans

1	> 3.25:1.0	2.00%	1.00%
2	> 2.50:1.0 but <3.25:1.0	1.75%	0.75%
3	> 1.50:1.0 but < 2.50:1.0	1.50%	0.50%
4	> 0.75:1.0 but < 1.50:1.0	1.25%	0.25%
5	< 0.75:1.0	1.00%	0.00%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 7.02(a) of the Credit Agreement; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Tier 1 shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date a Compliance Certificate is delivered in accordance with Section 7.02(a) of the Credit Agreement, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Consolidated Leverage Ratio contained in such Compliance Certificate. Notwithstanding anything to the contrary contained in this subsection, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) of the Credit Agreement.

(c)    The Incremental Term Loan Maturity Date for the Incremental Term Loan shall be November 14, 2019.

(d)    The Company shall repay to the Incremental Term Loan Lenders the outstanding principal amount of the Incremental Term Loan in consecutive installments on the last Business Day of each March, June, September and December, beginning on September 30, 2016, in the respective amount set forth below opposite such installment (as such installments may hereafter be adjusted as a result of prepayments made pursuant to Section 2.05 of the Credit Agreement), unless accelerated sooner pursuant to Section 9.02 of the Credit Agreement:

Installment Number	Principal Amortization Payment
$7,500,000
2	$7,500,000
3	$7,500,000
4	$7,500,000
5	$7,500,000
6	$7,500,000
7	$15,000,000
8	$15,000,000
9	$15,000,000
10	$15,000,000
11	$22,500,000
12	$22,500,000
13	$22,500,000
Incremental Term Loan Maturity Date	Outstanding Principal Balance of Incremental Term Loan

The entire outstanding principal balance of the Incremental Term Loan shall be due and payable in full on the Incremental Term Loan Maturity Date.

(e)    The Company shall use the proceeds of the Incremental Term Loan to partially finance the acquisition by the Parent, directly or indirectly, of Serviços e Tecnologia de Pagamentos S.A., a corporation organized under the laws of Brazil (the “STP Acquisition”), and fees and expenses related to the STP Acquisition and the closing of the Incremental Term Loan.

2.    Amendments. The Credit Agreement is hereby amended as follows:

(a)    The following definitions are added to Section 1.01 in the appropriate alphabetical order and shall read as follows:

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“First Amendment Effective Date” means August 22, 2016.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

(b)    The definitions of “Arrangers,” “Attributable Indebtedness,” “Consolidated Leverage Ratio,” “Consolidated Scheduled Funded Debt Payments,” “Consolidated Tangible Assets,” “Disposition,” “Excluded Property” and “Receivables Facility” in Section 1.01 are amended and restated in their entireties and shall read as follows:

“Arrangers” means (a) Bank of America (or any of its designated Affiliates, including any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement) in its capacity as a joint lead arranger and joint bookrunner, (b) Barclays Bank PLC in its capacity as a joint lead arranger and joint bookrunner, (c) Wells Fargo Securities, LLC in its capacity as a joint lead arranger and joint bookrunner, (d) PNC Capital Markets, LLC in its capacity as joint lead arranger and (e) The Bank of Tokyo-Mitsubishi UFJ, Ltd., in its capacity as joint lead arranger.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease of any Person, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease and (c) in respect of any Receivables Facility of any Person, the amount of obligations outstanding on any date of determination that would be characterized as principal if such Receivables Facility had been structured as a secured loan rather than a sale.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness (excluding Attributable Indebtedness and other Indebtedness (if any), in each case with respect to all Receivables Facilities in an aggregate amount not to exceed $1,000,000,000) as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters most recently ended.

“Consolidated Scheduled Funded Debt Payments” means for any period for the Parent and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Consolidated Funded Indebtedness, as determined in accordance with GAAP. For purposes of this definition, “scheduled payments of principal” (a) shall be determined without giving effect to any reduction of such scheduled payments resulting from the application of any voluntary or mandatory prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of Capital Leases, Synthetic Leases and Receivables Facilities and (c) shall not include any voluntary prepayments or mandatory prepayments required pursuant to Section 2.05.

    “Consolidated Tangible Assets” means, as of any date of determination, the book value of total assets of the Parent and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP, excluding (a) assets that are considered to be intangible assets under GAAP (including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises and licenses) and (b) receivables and related assets that are sold in connection with, and pursuant to the terms of, a Receivables Facility.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Subsidiary (including the Equity Interests of any Subsidiary), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding (a) the sale, lease, license, transfer or other disposition of inventory in the ordinary course of business; (b) the sale, lease, license, transfer or other disposition in the ordinary course of business of surplus, obsolete or worn out property no longer used or useful in the conduct of business of any Loan Party and its Subsidiaries; (c) any sale, lease, license, transfer or other disposition of property to any Loan Party or any Subsidiary; provided, that if the transferor of such property is a Loan Party (i) the transferee thereof must be a Loan Party or (ii) to the extent such transaction constitutes an Investment, such transaction is permitted under Section 8.02, (d) any Involuntary Disposition, and (e) any sales, transfers or other dispositions of accounts, payments, payment intangibles, receivables, rights to future lease payments or residuals or similar rights to payment and related assets in connection with, and pursuant to the terms of, a Receivables Facility permitted under Section 8.03(f).

“Excluded Property” means, with respect to any Loan Party, including any Person that becomes a Loan Party after the Initial Borrowing Date as contemplated by Section 7.12, (a) any owned or leased real property, (b) any owned or leased personal property which is located outside of the United States, (c) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless requested by the Administrative Agent or the Required Lenders, (d) the Equity Interests of any direct Foreign Subsidiary of a Loan Party to the extent not required to be pledged to secure the Obligations pursuant to Section 7.13(a), (e) any property which, subject to the terms of Section 8.09, is subject to a Lien of the type described in Section 8.01(i) pursuant to documents which prohibit such Loan Party from granting any other Liens in such property, (f) any accounts, payments, payment intangibles, receivables, rights to future lease payments or residuals or similar rights to payment and related assets sold, contributed or otherwise conveyed to FleetCor Funding LLC, to any other Subsidiary of the Parent formed as a special purpose entity, or to any other Person, or encumbered, in each case pursuant to a Receivables Facility permitted under Section 8.03(f), and (g) any deposit accounts, securities accounts, securities, cash, Cash Equivalents and other similar investments permitted under money transmitter laws of a Loan Party that holds a “money transmitter” (or similar) license under state Law, in the aggregate amount required by applicable Law to be owned by a holder of such license free of Liens and other similar restrictions.
“Receivables Facility” means, collectively, with respect to any Person, (a) any financing transaction or series of financing transactions pursuant to which such Person or any Subsidiary of such Person may sell, convey or otherwise transfer, or grant a security interest in, accounts, payments, payment intangibles, receivables, rights to future lease payments or residuals or similar rights to payment and related assets (i) to a special purpose subsidiary or affiliate of such Person; (ii) as security for a credit agreement or other borrowing arrangement of one or more Foreign Subsidiaries, if such assets so sold, conveyed, transferred or encumbered are assets of one or more Foreign Subsidiaries; or (iii) that is a factoring arrangement, and (b) each trade receivables commercial paper, co-purchase conduit facility or other receivables facility pursuant to which the Parent or any of its Subsidiaries sells or contributes accounts, payments, payment intangibles, receivables, rights to future lease payments or residuals or similar rights to payment and related assets to FleetCor Funding LLC or to any other Subsidiary of the Parent formed as a special purpose entity in connection with any such transaction.

(c)    The portion of clause (d) of the definition of “Defaulting Lender” in Section 1.01 appearing before the proviso in such clause is amended and restated in its entirety and shall read as follows:

(d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action;

(d)    Clause (e) of the definition of “Funded Indebtedness” in Section 1.01 is amended and restated in its entirety and shall read as follows:

(e)     the Attributable Indebtedness of Capital Leases, Receivables Facilities and Synthetic Leases;

(e)    The definitions of “Foreign A/R Facility” and “Securitization Transaction” are deleted in their entireties from Section 1.01.

(f)    The lead-in to Section 2.02(f)(i) is amended and restated in its entirety and shall read as follows:

The Company may, at any time and from time to time prior to the Maturity Date with respect to the Aggregate Revolving A Commitments, upon prior written notice to the Administrative Agent, increase the Aggregate Revolving A Commitments by a maximum aggregate amount of up to the sum of (x) FIVE HUNDRED MILLION DOLLARS ($500,000,000) less (y) the amount, if any, of any Incremental Term Loans instituted after the First Amendment Effective Date pursuant to clause (ii) below (other than any Incremental Term B Loans instituted pursuant to clause (ii)(z) below in this subsection (f)), with additional Revolving A Commitments from any existing Lender with a Revolving Commitment or new Revolving A Commitments from any other Person (other than any Borrower or any Affiliate or Subsidiary of any Borrower) selected by the Borrowers and reasonably acceptable to the Administrative Agent, the L/C Issuer and the Swing Line Lender; provided that:

(g)    Upon the effectiveness of this Amendment but immediately prior to the establishment and advance of the Incremental Term Loan pursuant to Section 1 of this Amendment, the sum “FIVE HUNDRED MILLION DOLLARS ($500,000,000)” appearing in Section 2.02(f)(ii) is deleted and the sum “SIX HUNDRED MILLION DOLLARS ($600,000,000)” is inserted in lieu thereof (it being acknowledged and agreed that, immediately after the establishment and advance of the Incremental Term Loan pursuant to Section 1 of this Amendment, Section 2.02(f)(ii) of the Credit Agreement shall be amended as provided in Section 2(h) below in this Amendment).

(h)    Immediately after the establishment and advance of the Incremental Term Loan pursuant to Section 1 of this Amendment, the lead-in to Section 2.02(f)(ii) is amended and restated in its entirety and shall read as follows:

Upon prior written notice to the Administrative Agent, the Company may institute one or more incremental term loan tranches (each an “Incremental Term Loan”) that are Incremental Term A Loans, at any time prior to the Maturity Date with respect to the Term A Loan, or that are Incremental Term B Loans, at any time prior to the Maturity Date with respect to the Term B Loan, in a maximum aggregate amount (for all Incremental Term Loans instituted after the First Amendment Effective Date) of up to the sum of (x) FIVE HUNDRED MILLION DOLLARS ($500,000,000) less (y) the amount, if any, of any increase in the Aggregate Revolving A Commitments pursuant to clause (i) above, plus (z) an unlimited amount of Incremental Term B Loans that are instituted at any time that the Consolidated Leverage Ratio (in each case, giving effect to the incurrence of such Incremental

Term B Loan on a Pro Forma Basis and calculated as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b)) is less than 3.00 to 1.00, provided that:

(i)    The last sentence of Section 2.15(a)(iv) is amended and restated in its entirety and shall read as follows:

Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(j)    A new Section 6.24 is added to Article VI immediately after Section 6.23 and shall read as follows:

6.24    EEA Financial Institution.

No Loan Party is an EEA Financial Institution.

(k)    Section 8.01(q) is amended and restated in its entirety and shall read as follows:

(q)    Liens on accounts, payments, payment intangibles, receivables, rights to future lease payments or residuals or similar rights to payment and related assets sold, contributed or otherwise conveyed or encumbered pursuant to a Receivables Facility permitted under Section 8.03(f);

(l)    Section 8.03(f) is amended and restated in its entirety and shall read as follows:

(f)    Attributable Indebtedness and other Indebtedness (if any) in connection with Receivables Facilities (including Guarantees of such Attributable Indebtedness and other Indebtedness (if any) that is otherwise permitted under this Section 8.03(f)), not to exceed $1,200,000,000 in the aggregate at any one time outstanding, and all yield, interest, fees, indemnities and other amounts related thereto;

(m)    Section 8.09(b) is amended and restated in its entirety and shall read as follows:

(b)    Enter into, or permit to exist, any Contractual Obligation that prohibits or otherwise restricts the existence of any Lien upon any of its property in favor of the Administrative Agent (for the benefit of the holders of the Obligations) for the purpose of securing the Obligations, whether now owned or hereafter acquired, or requiring the grant of any security for any obligation if such property is given as security for the Obligations, except (i) any document or instrument governing Indebtedness incurred pursuant to Section 8.03(e), provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith, (ii) in connection with any Permitted Lien or any document or instrument governing any Permitted Lien, provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (iii) pursuant to customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 8.05, pending the consummation of such sale, (iv) any document or instrument governing any Receivables Facility permitted under Section 8.03(f), provided that any such restriction relates only to the applicable accounts receivable and related assets actually sold, conveyed, pledged, encumbered or otherwise contributed pursuant to such Receivables Facility, and (v) applicable Laws that require a holder of a “money transmitter” (or similar) license under state Law to own a specified amount of deposit accounts, securities accounts, securities, cash, Cash Equivalents and/or other similar investments permitted under money transmitter laws free of Liens and other similar restrictions.

(n)    A new subsection (g) is added to Section 11.06 immediately after subsection (f) thereof and shall read as follows:

(g)    Arranger Assignment. The parties hereby agree that Bank of America (and any of its Affiliates) may, without notice to any Person, assign its rights and obligations under this Agreement as an Arranger to any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred after the First Amendment Effective Date.

(o)    A new Section 11.20 is added to Article XI immediately after Section 11.19 and shall read as follows:

11.20    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and (b) the effects of any Bail-in Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

3.    Conditions Precedent. This Amendment shall be effective upon satisfaction of the following conditions precedent:

(a)    Receipt by the Administrative Agent of counterparts of this Amendment duly executed by (i) a Responsible Officer of the Company, the Designated Borrowers and the Guarantors and (ii) each of the Incremental Term Loan Lenders and (if any) the other Required Lenders.

(b)    Receipt by the Administrative Agent of Incremental Term Notes dated the First Amendment Effective Date executed by a Responsible Officer of the Company in favor of each Incremental Term Loan Lender requesting an Incremental Term Note from the Company.

(c)     Receipt by the Administrative Agent of a Pro Forma Compliance Certificate, duly executed by a Responsible Officer of the Parent, demonstrating that, upon giving effect to the institution of the Incremental Term Loan and the consummation of the STP Acquisition, in each case on a Pro Forma Basis, the Loan Parties are in compliance with the financial covenants set forth in Section 8.11 of the Credit Agreement as of the most recent fiscal quarter for which the Company was required to deliver financial statements pursuant to Section 7.01(a) or (b) of the Credit Agreement.

(d)    Receipt by the Administrative Agent of a certificate of each Loan Party, duly executed by a Responsible Officer of each such Loan Party, dated the date hereof, (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to the Incremental Term Loan, (ii) certifying and attaching copies of the Organization Documents of such Loan Party, certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization, where applicable (or, as to any such Organization Documents that have not been amended, modified or terminated since the Initial Borrowing Date, certifying that such Organization Documents have not been amended, modified or terminated since the Initial Borrowing Date and remain in full force and effect, and true and complete, in the form delivered to the Administrative Agent on the Initial Borrowing Date), (iii) certifying as to the incumbency, identity, authority and capacity of each Responsible Officer of such Loan Party authorized to act as a Responsible Officer in connection with the Incremental Term Loan, this Amendment and the other Loan Documents to which such Loan Party is a party, and (iv) in the case of the Company, certifying that, before and after giving effect to the Incremental Term Loan, (A) the representations and warranties contained in Article VI of the Credit Agreement and the other Loan Documents are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the First Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date (and, for purposes hereof, the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01 of the Credit Agreement), and (B) no Default or Event of Default exists.

(e)    Receipt by the Administrative Agent of such documents and certifications as the Administrative Agent may require to evidence that each Loan Party is duly organized or formed, and is validly existing, in good standing and qualified to engage in business in its state of organization or formation.

(f)    Receipt by the Administrative Agent of favorable domestic opinions of legal counsel to the Loan Parties, addressed to the Administrative Agent and each Lender (including each Incremental Term Loan Lender), and dated as of the First Amendment Effective Date, in form and substance satisfactory to the Administrative Agent.

(g)    Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the STP Acquisition has been consummated or will be consummated substantially concurrently with (and, in any case, within three (3) Business Days after) the funding of the Incremental Term Loan (including, if requested by the Administrative Agent, a certificate duly executed by a Responsible Officer of the Parent to such effect).

(h)    Receipt by MLPFS (or any of its designated Affiliates) and the Incremental Term Loan Lenders of any fees required to be paid on or before the First Amendment Effective Date.

(i)    The Administrative Agent shall have received a Loan Notice with respect to the Incremental Term Loan in accordance with the requirements of the Credit Agreement.

(j)    Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel, if so requested by the Administrative Agent) to the extent invoiced prior to or on the First Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).

4.    Miscellaneous.

(a)    The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b)    Each Guarantor (i) acknowledges and consents to all of the terms and conditions of the Incremental Term Loan and this Amendment, and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party.

(c)    Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows:

(i)    The execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not (A) contravene the terms of any of such Person’s Organization Documents; (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (I) any material Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (II) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (C) violate any Law.

(ii)    This Amendment has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, subject to laws generally affecting creditors’ rights, to statutes of limitations and to principles of equity.

(iii)    No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or the Credit Agreement as amended hereby.

(iv)    The representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4(c)(iv), the representations and warranties contained in subsections (a) and (b) of Section 6.05 of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to subsections (a) and (b), respectively, of Section 7.01 of the Credit Agreement.

(v)    No Default has occurred and is continuing or would result from the transactions contemplated by this Amendment.

(vi)    The Persons signing this Amendment as Guarantors include all of the Subsidiaries existing as of the date of this Amendment that are required to become Guarantors pursuant to the Credit Agreement.

(d)    Each Incremental Term Loan Lender (i) represents and warrants that (A) it has full power and authority, and has taken all action necessary, to execute and deliver this Amendment and to consummate the transactions contemplated hereby and to become an Incremental Term Loan Lender under the Credit Agreement, (B) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (C) from and after the date hereof, it shall be bound by the provisions of the Credit Agreement as an Incremental Term Loan Lender thereunder and shall have the obligations of an Incremental Term Loan Lender thereunder, (D) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Incremental Term Loan Lender, and (E) if it is a Foreign Lender, it has delivered any documentation required to be delivered by it pursuant to the terms of the Credit Agreement; and (ii) agrees that (A) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (B) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as an Incremental Term Loan Lender.
(e)    Each of the Administrative Agent, the Company, the Designated Borrowers and the Guarantors agrees that, as of the date hereof, each Incremental Term Loan Lender shall (i) be a party to the Credit Agreement and the other Loan Documents, (ii) be an “Incremental Term Loan Lender” for all purposes of the Credit Agreement and the other Loan Documents and (iii) have the rights and obligations of an Incremental Term Loan Lender under the Credit Agreement and the other Loan Documents.
(f)    The address of each Incremental Term Loan Lender for purposes of all notices and other communications is as set forth on the Administrative Questionnaire delivered by such Incremental Term Loan Lender to the Administrative Agent.
(g)    This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.
(h)    This Amendment is a Loan Document, a Lender Joinder Agreement and an Incremental Facility Amendment for all purposes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(i)    If for any reason the STP Acquisition is not consummated using the proceeds of the Incremental Term Loan for the purposes described in Section 1(e) above on or before September 6, 2016, the Company shall repay the entire outstanding principal balance of the Incremental Term Loan, together with all accrued but unpaid interest thereon, in full on such date. The company’s failure to timely comply with the covenant in the preceding sentence shall constitute an Event of Default under the Credit Agreement for all purposes.
(j)    THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the credit agreement, the terms of which are incorporated herein by reference as if fully set forth herein.
[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

COMPANY:            FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC,
a Georgia limited liability company

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

PARENT:            FLEETCOR TECHNOLOGIES, INC.,
a Delaware corporation

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

DESIGNATED
BORROWERS:            FLEETCOR UK ACQUISITION LIMITED,
a private limited company registered in England and Wales

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director

ALLSTAR BUSINESS SOLUTIONS LIMITED,
a private limited company registered in England and Wales

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director

BUSINESS FUEL CARDS PTY LTD (formerly FleetCor Technologies Australia Pty Ltd), a proprietary limited company registered in Australia, in accordance with section 127 of the Corporations Act 2001 (Cth)

By:/s/Eric Dey
Name: Eric Dey
Title: Director

By: /s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Director

FLEETCOR TECHNOLOGIES NEW ZEALAND LIMITED,
a company registered in New Zealand

By: /s/ Steven Joseph Pisciotta
Name: Steven Joseph Pisciotta
Title: Director

FLEETCOR LUXEMBOURG HOLDING2,
a société à responsabilité limitée incorporated under the laws of Luxembourg

By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Type A Manager

GUARANTORS:        CFN HOLDING CO.,
a Delaware corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

CLC GROUP, INC.,
a Delaware corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

CORPORATE LODGING CONSULTANTS, INC.,
a Kansas corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

CREW TRANSPORTATION SPECIALISTS, INC.,
a Kansas corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

MANNATEC, INC.,
a Georgia corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

FLEETCOR FUEL CARDS LLC,
a Delaware limited liability company
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

Fleet Management Holding Corporation,
a Delaware corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

DISCRETE WIRELESS, INC.,
a Georgia corporation
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

PACIFIC PRIDE SERVICES, LLC,
a Delaware limited liability company
By:/s/ Steve Pisciotta
Name: Steve Pisciotta
Title: Treasurer

FCHC Holding Company, LLC,
a Delaware limited liability company
By:/s/ John Coughlin
Name: John Coughlin
Title: President

COMDATA INC.,
a Delaware corporation
By: /s/ Robert E. Kribbs
Name:    Robert E. Kribbs
Title: Vice President
COMDATA TN, INC.,
a Tennessee corporation
By: /s/ Robert E. Kribbs
Name:    Robert E. Kribbs

Title: Vice President
COMDATA NETWORK, INC. OF CALIFORNIA,
a California corporation
By: /s/ Robert E. Kribbs
Name:    Robert E. Kribbs
Title: Vice President
ADMINISTRATIVE
AGENT:            BANK OF AMERICA, N.A.,
as Administrative Agent

By: /s/ Christine Trotter
Name: Christine Trotter
Title: Assistant Vice President

LENDERS:            BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

By: /s/ Ryan Maples
Name: Ryan Maples
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By:/s/ Lex Mayers
Name: Lex Mayers
Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
As a Lender

By: /s/ Susan J. Dimmick
Name: Susan J. Dimmick
Title: Managing Director

HSBC BANK USA, NATIONAL ASSOCIATION,
As a Lender

By: /s/ Rafael De Paoli
Name: Rafael De Paoli
Title: Senior Vice President

TD BANK, N. A.,
As a Lender

By: /s/ Craig Welch
Name: Craig Welch
Title: Senior Vice President

COMPASS BANK
As a Lender

By: /s/ April Chan
Name: April Chan
Title: Executive Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
As a Lender

By: /s/ Maria Iarriccio
Name: Maria Iarriccio
Title: Director

SUMITOMO MITSUI BANKING CORPORATION,
As a Lender

By: /s/ David W. Kee
Name: David W. Kee
Title: Managing Director

JPMORGAN CHASE BANK, N.A.,
As a Lender

By: /s/ Peter B. Thayer
Name: Peter B. Thayer
Title: Managing Director

REGIONS BANK,
As a Lender

By: /s/ Jason Douglas
Name: Jason Douglas
Title: Director

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
As a Lender
By: /s/ Kaye Ea
Name: Kaye Ea
Title: Managing Director

By: /s/ Gordon Yip
Name: Gordon Yip
Title: Director

BARCLAYS BANK PLC,
As a Lender
By: /s/ Christopher Aitkin
Name: Christopher Aitkin
Title: Assistant Vice President

CITIZENS BANK, N.A.,
As a Lender
By: /s/ Michael McWalters
Name: Michael McWalters
Title: Vice President

THE BANK OF NOVA SCOTIA,
As a Lender
By: /s/ Michael Grad
Name: Michael Grad
Title: Director

CAPITAL ONE BANK, N.A.,
As a Lender
By: /s/ Jacob Villere
Name: Jacob Villere
Title: Senior Vice President

FIFTH THIRD BANK, an Ohio banking corporation,
As a Lender
By: /s/ Andy Tessema
Name: Andy Tessema
Title: Vice President

MIZUHO BANK LTD.,
As a Lender
By: /s/ James R. Fayen
Name: James R. Fayen
Title: Managing Director

ROYAL BANK OF CANADA,
As a Lender
By: /s/ Michael G. Wang
Name: Michael G. Wang
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATION,
As a Lender
By: /s/ Geoff Smith
Name: Geoff Smith
Title: Senior Vice President

SYNOVUS BANK,
As a Lender
By: /s/ Matthew McKee
Name: Matthew McKee
Title: Corporate Banker

BANK OF THE WEST,
As a Lender
By: /s/ Chandra Pierson
Name: Chandra Pierson
Title: Vice President

BNP PARIBAS,
As a Lender
By: /s/ Matthew Harvey
Name: Matthew Harvey
Title: Managing Director

By: /s/ Liz Cheng
Name: Liz Cheng
Title: Vice President

CAPITAL BANK CORPORATION,
As a Lender
By: /s/ Rebecca L. Hetzer
Name: Rebecca L. Hetzer
Title: Senior Vice President

AZB Funding 7
As a Lender
By: /s/ Kei Kajimura
Name: Kei Kajimura
Title: Authorized Signatory

[STATE BANK OF INDIA, NEW YORK BRANCH],
As a Lender
By: /s/ Manoranyan Panda
Name: Manoranyan Panda
Title: VP & Head (CMC)

STIFEL BANK & TRUST,
As a Lender
By: /s/ John H. Phillips
Name: John H. Phillips
Title: Executive Vice President

FIRST HAWAIIAN BANK,
As a Lender
By: /s/ Jeffrey Inouye
Name: Jeffrey Inouye
Title: Vice President

MANUFACTURERS BANK,
As a Lender
By: /s/ Dirk Price
Name: Dirk Price
Title: Vice President, Senior Portfolio Manager

Wintrust Bank,
As a Lender
By: /s/ Amanda Scott
Name: Amanda Scott
Title: Officer

California First National Bank,
As a Lender
By: /s/ D.N. Lee
Name: D.N. Lee
Title: S.V.P./

MACQUARIE BANK LIMITED,
As a Lender
By: /s/ Robert Trevena
Name: Robert Trevena
Title: Division Director

By: /s/ Fiona Smith
Name: Fiona Smith
Title: Division Director

Signed in Sydney, POA Ref:
#2090 dated 26 Nov 2015

SCHEDULE 1

Schedule 1

INCREMENTAL TERM LOAN COMMITMENTS AND APPLICABLE PERCENTAGES

LENDER	INCREMENTAL TERM LOAN COMMITMENT	APPLICABLE PERCENTAGE OF INCREMENTAL TERM LOAN COMMITMENTS
Bank of America, N.A.	$102,800,000.00	17.133333334%
Wells Fargo Bank, National Association	$56,000,000.00	9.333333333%
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$100,000,000.00	16.666666667%
PNC Bank, National Association	$50,000,000.00	8.333333333%
TD Bank, N.A.	$50,000,000.00	8.333333333%
Regions Bank	$50,000,000.00	8.333333333%
State Bank of India, New York Branch	$30,000,000.00	5.000000000%
Sumitomo Mitsui Banking Corporation	$30,000,000.00	5.000000000%
Credit Agricole Corporate and Investment Bank	$25,500,000.00	4.250000000%
HSBC Bank USA, National Association	$25,000,000.00	4.166666667%
Capital One Bank, N.A.	$28,700,000.00	4.783333333%
Mizuho Bank Ltd.	$25,000,000.00	4.166666667%
Royal Bank of Canada	$15,000,000.00	2.500000000%
The Bank of Nova Scotia	$12,000,000.00	2.000000000%
TOTAL:	$600,000,000.00	100.000000000%